EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 12, 2005 in the Amendment No. 1 to the Registration Statement (File No. 333-121874) and related Prospectus of Claymore Securities Defined Portfolios, Series 210.


                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP

Chicago, Illinois
January 12, 2005